SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2006

PDI, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Saddle River Executive Centre 1 Route 17 South Saddle River, NJ 07458
(Address of principal executive office)
Registrant’s telephone number, including area code: (201) 258-8450
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On August 1, 2006, PDI, Inc. (the “Company”) issued a press release announcing its results of operations and financial condition for the quarter and six months ended June 30, 2006. The full text of the press release is set forth as Exhibit 99.1 attached hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On May 8, 2006, the Company issued a press release announcing that its Board of Directors had appointed Michael J. Marquard as Chief Executive Officer, and that effective May 11, 2006, Mr. Marquard would replace Larry Ellberger, the Company’s Interim Chief Executive Officer. In that press release, the Company announced that Mr. Ellberger will remain with the Company for a transition period. On August 1, 2006, the Company announced that Mr. Ellberger, the Company’s Chief Administrative Officer and former Interim Chief Executive Officer, will be leaving the Company effective August 4, 2006.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit 99.1 Press Release dated August 1, 2006

* * * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI, INC.

By: /s/ Michael Marquard
------------------------------------
Michael Marquard, Chief Executive Officer

Date: August 7, 2006

EXHIBIT INDEX

Exhibit 99.1 Press Release dated August 1, 2006